SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Dynegy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE:

On October 19, 2010, Dynegy Inc. (“Dynegy”) provided notice to its employees and officers informing them of a blackout period for the Dynegy Inc. 401(k) Savings Plan, the Dynegy Midwest Generation, Inc. 401(k) Savings Plan, the Dynegy Midwest Generation, Inc. 401(k) Savings Plan for Employees Covered Under a Collective Bargaining Agreement and the Dynegy Northeast Generation, Inc. Savings Incentive Plan (collectively, the “401(k) Plans”) and the trading restrictions that apply to them during the blackout period.  Specifically, participants and beneficiaries will not be able to move investments into or out of the Dynegy Stock Fund held in their individual accounts during the blackout period or request a distribution of any amounts invested in the Dynegy Stock Fund.

The blackout period is required to facilitate the elimination of the Dynegy Stock Fund as an investment option under the 401(k) Plans as a result of the previously announced acquisition of Dynegy by Denali Parent Inc. (the “Merger”), an affiliate of The Blackstone Group L.P. (“Blackstone”).  Assuming receipt of required regulatory approvals and timely satisfaction of other closing conditions, including the approval by Dynegy stockholders of the proposal to adopt the previously announced Agreement and Plan of Merger, dated as of August 13, 2010, Dynegy anticipates that the Merger will be consummated by the end of November 2010.  The blackout period is currently expected to begin on November 19, 2010 and end on November 30, 2010.

A copy of the notice to employees and officers is included below.

Cautionary Statement Regarding Forward-Looking Statements

This filing contain statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward looking statements.”  Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its most recent Form 10-K and subsequent reports on Form 10-Q, and the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in its most recent definitive proxy statement filed with the SEC on October 4, 2010. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this presentation could be affected by, among other things, (i) the timing and anticipated benefits to be achieved through Dynegy’s 2010-2013 company-wide cost savings program; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (iii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (iv) beliefs about commodity pricing and generation volumes; (v) anticipated liquidity in the regional power and fuel markets in which Dynegy transacts, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (vi) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (vii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (viii) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (ix) beliefs and assumptions about weather and general economic conditions; (x) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy’s stock price; (xi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xii) beliefs and expectations regarding the Plum Point Project; (xiii) expectations regarding Dynegy’s revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments; (xiv) Dynegy’s focus on safety and its ability to efficiently operate its assets so as to maximize its revenue generating opportunities and operating margins; (xv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; (xvi) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs; and (xvii) uncertainties associated with the Merger, including uncertainties relating to the anticipated timing of filings and approvals relating to the Merger and the sale by an affiliate of Blackstone of certain assets to NRG Energy, Inc. (the “NRG Sale”), the outcome of legal proceedings that have been or may be instituted against Dynegy and/or others relating to the Merger and/or the NRG Sale, the expected timing of completion of the Merger, the satisfaction of the conditions to the consummation of the Merger with an affiliate of Blackstone and the NRG Sale and the ability to complete the Merger.  Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

WHERE YOU CAN FIND MORE INFORMATION

In connection with Merger, Dynegy filed a definitive proxy statement with the SEC on October 4, 2010 and commenced mailing the definitive proxy statement and form of proxy to the stockholders of Dynegy.  BEFORE MAKING ANY VOTING DECISION, DYNEGY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Dynegy’s stockholders are able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  Dynegy’s stockholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from the Dynegy’s website, http://www.dynegy.com.

PARTICIPANTS IN THE SOLICITATION

Dynegy and its directors and officers may be deemed to be participants in the solicitation of proxies from Dynegy’s stockholders with respect to the Merger.  Information about Dynegy’s directors and executive officers and their ownership of Dynegy’s common stock is set forth in the proxy statement for Dynegy’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2010.  Stockholders may obtain additional information regarding the interests of Dynegy and its directors and executive officers in the Merger, which may be different than those of Dynegy’s stockholders generally, by reading the definitive proxy statement and other relevant documents regarding the Merger.

Important Notice Concerning Your Rights

Under Your Dynegy 401(k) Savings Plan

October 19, 2010

1.
This notice is to inform you that a “blackout period” will be implemented for the following Dynegy 401(k) savings plans (collectively, the “401(k) Plans”) in order to facilitate the elimination of the Dynegy Stock Fund as an investment option under the plans and to administer the related conversion of the Dynegy Inc. common stock (“Dynegy Stock”) in that investment option into cash at the closing of the acquisition of Dynegy Inc. by Denali Parent Inc., which is an affiliate of The Blackstone Group L.P. (the “Transaction”):

•	Dynegy Inc. 401(k) Savings Plan;
•	Dynegy Midwest Generation, Inc. 401(k) Savings Plan;
•	Dynegy Midwest Generation, Inc. 401(k) Savings Plan for Employees Covered Under a Collective Bargaining Agreement; and
•	Dynegy Northeast Generation, Inc. Savings Incentive Plan.

2.
As a result, activity related to your Dynegy Stock Fund account will be temporarily restricted or “frozen”.  You will not be able to move investments into or out of the Dynegy Stock Fund or request a distribution of any amounts invested in the Dynegy Stock Fund during the freeze period.  This period, during which you will be unable to exercise these rights otherwise available under the 401(k) Plans, is called a “blackout period.”  Whether or not you are planning retirement in the near future, we encourage you to consider carefully how this blackout period may affect your retirement planning, as well as your overall financial plan.  In addition, during the blackout period, directors and executive officers of Dynegy, as well as their family members or trusts, etc., are also prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring any equity security of Dynegy (including options) acquired by them in connection with their service or employment with Dynegy pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002.

3.
During the blackout period, you will be unable to direct or diversify the assets held in your 401(k) Plan account that are in the Dynegy Stock Fund. For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify those investments during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments.  You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Securities that have wide price swings might have a large loss during the blackout period, and you would not be able to direct the sale of such a security from your account during the blackout period.

4.
Assuming receipt of our required regulatory approvals and timely satisfaction of other closing conditions, including the approval by our stockholders of the proposal to adopt the previously announced Agreement and Plan of Merger, dated as of August 13, 2010 (the “Merger Agreement”), we anticipate that the Transaction will be consummated by the end of November 2010.  Accordingly, the blackout period for the 401(k) Plans is currently expected to begin on November 19, 2010 and end on November 30, 2010.  We have the right to extend the blackout period if additional time is needed to complete the conversion of Dynegy Stock into cash. We can also end the blackout period earlier if the conditions applicable to the Transaction are not satisfied or if the exchange is completed more quickly than we anticipate. Finally, we may delay the commencement of the blackout period by up to thirty days if the Transaction does not occur within a few days after the meeting of our stockholders to consider and vote upon the Merger Agreement. We will notify you as soon as reasonably practicable if we extend, shorten or delay the blackout period, unless such notice in advance of the termination of the blackout period is impracticable.  You can determine whether the blackout period has started or ended by contacting Vanguard Participant Services at (800) 523-1188, Monday through Friday from 8:30 a.m. to 9 p.m., Eastern time.

5.	If you have any questions concerning this notice, you should contact Vanguard Participant Services at (800) 523-1188 or HR Services at (713) 767-4777.